As filed with the Securities And Exchange Commission on April 1, 2002

Registration No. 333-76738

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GENETRONICS BIOMEDICAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0969592 (IRS Employer Identification Number)

11199 Sorrento Valley Road
San Diego, CA 92121-1334
(858) 597-6006
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Avtar Dhillon
President, Chief Executive Officer
11199 Sorrento Valley Road
San Diego, CA 92121-1334
(858) 597-6006
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copies to:

Douglas J. Rein, Esq.
Gray Cary Ware & Freidenrich LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121-2133
Telephone: (858) 677-1400
Facsimile: (858) 677-1477

Approximate date of commencement of proposed sale to the public:
From time to time after the Effective Date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PURPOSE

     The purpose of filing this Post-Effective Amendment No. 1 to Form S-3 is to correct a typographical error contained in Exhibit 23.2 of Form S-3.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on April 1, 2002.

Genetronics Biomedical Corporation

By:	/s/ Avtar Dhillon

Avtar Dhillon President, Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Avtar Dhillon Avtar Dhillon	President, Chief Executive Officer (Principal Executive Officer), Director	April 1, 2002

Markus Hofmann* Markus Hofmann	Acting Chief Financial Officer(Principal Accounting Officer)	April 1, 2002

James L. Heppell* James L. Heppell	Director	April 1, 2002

Felix Theeuwes* Felix Theeuwes	Director	April 1, 2002

Tazdin Esmail* Tazdin Esmail	Director	April 1, 2002

* /s/ Avtar Dhillon By: Avtar Dhillon, Attorney-In-Fact

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INDEX TO EXHIBITS

Exhibit
Number	Description of Document

5.1	Opinion and Consent of Gray Cary Ware & Freidenrich LLP (previously filed)

21.1	Subsidiaries (previously filed)

23.1	Consent of Ernst & Young LLP (Canada) (previously filed)

23.2	Consent of Ernst & Young LLP (United States)

24.1	Power of Attorney (previously filed)

99.1	Employment Agreement with Avtar Dhillon, dated October 10, 2001 (previously filed)

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